SECURITIES AND EXCHANGE COMMISSION

                                  FORM 8-K/A

                                CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):               December 1, 1997
                                  ---------------------------------------------


                                 Benihana Inc.
-------------------------------------------------------------------------------
              (Exact Name of Registrant as specified in its Charter)



   Delaware                           0-12644                 65-0538630
-------------------------------------------------------------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)              File Number)           Identification No.)



    8685 Northwest 53rd Terrace, Miami, Florida                    33166
-------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                      (ZIP Code)



Registrant's telephone number,
including area code:                  (305) 593-0770


The Exhibit Index for this document is located at page 9.

Item 7.     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The following financial statements of Rudy's Restaurant Group, Inc.("Rudy's") are filed as part of this Current Report on Form 8-K:

                         (i) Consolidated Financial Statements of Rudy's Restaurant Group, Inc. and Subsidiaries for the fiscal years ended September 29, 1996 and October 1, 1995 audited by Deloitte & Touche LLP, Independent Certified Public Accountants are incorporated by reference to the Financial Statements included in Rudy's Restaurant Group, Inc.'s Annual Report on Form 10-KSB for its fiscal year ended September 29, 1996.*

                        (ii) Unaudited Consolidated Financial Statements of Rudy's Restaurant Group, Inc. and Subsidiaries for the 36 weeks ended June 8, 1997 and June 9, 1996 are incorporated by reference to the unaudited Financial Statements included in Rudy's Restaurant Group, Inc.'s Quarterly Report on Form 10-QSB for the 36 weeks ended June 8,
                                  1997.*

(b) Pro Forma Financial Information. The following pro forma statements of Benihana Inc. ("Benihana") are filed as part of this amended Current Report on Form 8-K:

                         (i) Unaudited Pro Forma Income Statement for the fiscal year ended March 30, 1997.*

                        (ii) Unaudited Pro Forma Income Statement for the twenty-eight weeks ended October 12, 1997.*

                       (iii) Unaudited Pro Forma Balance Sheet at October 12, 1997.*

(c)      Exhibits:

         Item Ref
         in 17 CFR                                                       Exhibit
         229.601(b)    Exhibit                                           Number
         ----------    -------                                           -------

            2.         Agreement and Plan of Merger dated as of             2.1
                       July 22, 1997 by and among Benihana, Benihana
                       Merger Corp., Rudy's Restaurant Group, Inc.,
                       Bayview Partners and Douglas M. Rudolph.

                       Incorporated by reference to Exhibit 10.14 to Benihana's Quarterly Report on Form 10-Q for the quarter ending July 20, 1997.

            4.         Warrant Agreement dated December 1, 1997 between     4.1
                       Benihana and Douglas M. Rudolph including the form of the Warrant for 200,000 shares of Benihana's Class A Common Stock delivered to
                       Douglas M. Rudolph.

           23.         Consent of Deloitte & Touche LLP to the filing      23.1
                       of the Consolidated Financial Statements of Rudy's Restaurant Group, Inc.and Subsidiaries incorporated herein by reference.

                       Consent of Deloitte & Touche LLP to the             23.2
                       incorporation by reference of the Consolidated
                       Financial Statements of Rudy's Restaurant Group,
                       Inc. and Subsidiaries to Benihana's Registration Statement on Form S-3, Registration No.
                       333-13977 effective October 17, 1996.

--------------------
*  Filed with this Amendment


                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           BENIHANA INC.



                                           By: /s/ Joel A. Schwartz
                                               ---------------------------
                                               Joel A. Schwartz, President


Dated:  January 16, 1998

                      PRO FORMA FINANCIAL INFORMATION


         On December 1, 1997, Benihana acquired Rudy's through the merger of Rudy's with a wholly owned subsidiary of Benihana for consideration, together with certain severance and non-competition payments to Rudy's personnel, aggregated approximately $20.0 million. In addition, Douglas M. Rudolph, the chief executive officer of Rudy's, was granted a warrant to purchase 200,000 shares of the Class A Stock at an exercise price of $8.00 per share.

         The following unaudited pro forma combined statements of income for the year ended March 30, 1997 and for the twenty-eight week period ended October 12, 1997 give effect to the acquisition of Rudy's by Benihana. These statements of income give effect to the acquisition as if the acquisition was made as of the first day of each of the respective periods presented. The unaudited pro forma condensed balance sheet gives effect to the acquisition as if it had occurred as of October 12, 1997.

         The unaudited pro forma statements of operations have been prepared adjusting the Rudy's fiscal periods to coincide with those of Benihana. These pro forma statements may not be indicative of the results that would have occurred if the purchase had occurred as of the beginning of each of the periods presented in the accompanying statements of income. The pro forma financial information should be read in conjunction with the historical financial statements and related notes of Benihana and Rudy's.


                        Pro Forma Statement of Operations
                            Year Ended March 30, 1997

                      (In thousands, except per share data)


                                                                        Rudy's Restaurant                          Pro Forma
                                                      Benihana Inc.        Group, Inc.          Adjustments        Combined
                                                      ------------      -----------------       -----------        ----------
REVENUES
Net restaurant sales                                     $84,415             $16,345             $ -                 $100,760
Other income                                                 789                  61                                      850
                                                         -------             -------             ---------           --------
Total Revenues                                            85,204              16,406                                  101,610
                                                         -------             -------             ---------           --------

COSTS AND EXPENSES
Cost of sales                                             21,658               4,857                                   26,515
Restaurant expenses                                       51,246               8,586                                   59,832
General & administrative expenses                          4,217                 730                  (46)(1)           4,901
Interest expense                                             904                 108                  027 (2)           2,039
                                                         -------             -------             --------            --------
Total costs and expenses                                  78,025              14,281                  981              93,287
                                                         -------             -------             --------            --------
Income from operations before income taxes                 7,179               2,125                 (981)              8,323
Income tax provision                                       2,232              (3,304)               3,813 (3)           2,741
                                                         -------             -------             --------            --------
Net income                                               $ 4,947             $ 5,429             $ (4,794)           $  5,582
                                                         =======             =======             ========            ========

Income Per Common Share
    Primary earnings per common share                    $  0.80                                                     $   0.91
    Fully diluted income per common share                $  0.78                                                     $   0.89
                                                         =======                                                     ========

Average shares and equivalent outstanding                  6,069                                      123 (4)           6,192


(1) Elimination of salaries of certain Rudy's terminated employees and certain other administrative costs that have been eliminated as a result of the acquisition and to record amortization of goodwill over 25 years as follows:

      Elimination of Rudy's administrative costs                  $    (603)
      Amortization of goodwill                                          497
      Amortization of deferred financing charges                         60
                                                                  ---------
      Net reduction of general and administrative expenses        $     (46)
                                                                  =========

(2)   Interest on net additional borrowing of $12,997 at 7.90%

(3) Tax effect of above items and tax adjustment of Rudy's tax rate to that expected by Benihana as follows:

      Tax effect of deductible pro forma adjustments              $    (150)
      Normalization of Rudy's tax provision                           3,963
                                                                  ---------
                                                                  $   3,813
                                                                  =========

(4) Incremental shares assuming exercise of warrant issued in connection with the acquisition and repurchase of shares under the treasury method.

                        Pro Forma Statement of Operations
                    Twenty-eight Weeks Ended October 12, 1997

                      (In thousands, except per share data)

                                                                        Rudy's Restaurant                          Pro Forma
                                                      Benihana Inc.        Group, Inc.          Adjustments        Combined
                                                      ------------      -----------------       -----------        ----------
REVENUES
Net restaurant sales                                     $48,444             $ 9,020             $ -                 $ 57,464
Other income                                                 337                  81                                      418
                                                         -------             -------             ---------           --------
Total Revenues                                            48,781               9,101                                   57,882
                                                         -------             -------             ---------           --------

COSTS AND EXPENSES
Cost of sales                                             12,497               2,461                                   14,958
Restaurant expenses                                       29,372               4,735                                   34,107
General & administrative expenses                          2,535                 358                    7)(1)           2,900
Interest expense                                             377                  42                  553 (2)             972
                                                         -------             -------             --------            --------
Total costs and expenses                                  44,781               7,596                  560              52,937
                                                         -------             -------             --------            --------
Income from operations before income taxes                 4,000               1,505                 (560)              4,945
Income tax provision                                       1,220                 263                  113 (3)           1,596
                                                         -------             -------             --------            --------
Net income                                               $ 2,780             $ 1,242             $   (673)           $  3,349
                                                         =======             =======             ========            ========

Pro Forma Income Per Common Share
    Primary earnings per common share                    $  0.44                                                     $   0.54
    Fully diluted income per common share                $  0.44                                                     $   0.53
                                                         =======                                                     ========

Average shares and equivalent outstanding                  6,133                                      123 (4)           6,256


(1) Elimination of salaries of certain Rudy's terminated employees and certain other administrative costs that have been eliminated as a result of the acquisition and to record amortization of goodwill over 25 years as follows:

      Elimination of Rudy's administrative costs                  $    (292)
      Amortization of goodwill                                          267
      Amortization of deferred financing charges                         32
                                                                  ---------
      Net reduction of general and administrative expenses        $       7
                                                                  =========

(2)   Interest on net additional borrowing of $12,997 at 7.90%

(3) Tax effect of above items and tax adjustment of Rudy's tax rate to that expected by Benihana as follows:

      Tax effect of deductible pro forma adjustments              $     (91)
      Normalization of Rudy's tax provision                             204
                                                                  ---------
                                                                  $     113
                                                                  =========

(4) Incremental shares assuming exercise of warrant issued in connection with the acquisition and repurchase of shares under the treasury method.


                             Pro Forma Balance Sheet
                              As of October 12, 1997

                      (In thousands, except per share data)



                                                                              Rudy's Restaurant     Pro Forma          Pro Forma
                                                             Benihana Inc.      Group, Inc.        Adjustments         Combined
                                                             ------------     -----------------    -----------         ---------
                           Assets:
Current assets:
    Cash                                                         $ 7,213              $ 2,717         $(9,046) (1)       $   884
    Receivables, net                                                 337                   39             376
    Inventories                                                    2,955                  245           3,200
    Prepaid expenses                                                 992                   73           1,065
                                                                 -------              -------         -------            -------
    Total current assets                                          11,497                3,074          (9,046)             5,525
Property and equipment                                            26,268                5,047             200  (2)        31,515
Deferred income taxes                                              1,355                3,337           4,692
Excess of purchase price over net assets of
  business acquired                                                  156                  710          11,540  (2)        12,406
Other assets                                                       2,243                  637             246  (3)         3,126
                                                                 -------              -------         -------            -------
                                                                 $41,519              $12,805         $ 2,940            $57,264
                                                                 =======              =======         =======            =======

            Liabilities and stockholders' equity

Current liabilities:
    Accounts payable and accrued expenses                        $ 6,565              $ 1,151         $-                 $ 7,716
    Current maturities of long-term debt and
    obligations under capital leases                               1,422                  379             318  (4)         2,119
                                                                 -------              -------         -------            -------
    Total current liabilities                                      7,987                1,530             318              9,835
Long-term debt                                                     5,018                  655          12,679  (4)        18,352
Obligations under capital leases                                   3,526                                                   3,526
Stockholders' equity
    Preferred stock                                                    2                                                       2
    Common stock                                                     356                   38             (38) (5)           356
    Class A common stock                                             252                                                     252
    Additional paid-in capital                                    14,984               17,852         (17,289) (5)(6)     15,547
    Retained earnings (deficit)                                    9,510               (7,270)          7,270  (5)         9,510
    Treasury stock, at cost                                         (116)                                                   (116)
                                                                 -------              -------         -------            -------
    Total stockholders' equity                                    24,988               10,620         (10,057)            25,551
                                                                 -------              -------         -------            -------
                                                                 $41,519              $12,805         $ 2,940            $57,264
                                                                 =======              =======         =======            =======

(1)  Reflects the following:
     Acquisition of Rudy's:
     Cash paid to holders of Rudy's shares (3,765 shares at
        $5.29)                                                      $(19,917)
     Cash portion of non-competition agreements                         (631)
     Acquisition costs                                                  (565)
                                                                    --------
     Total cash for acquisition of Rudy's                            (21,113)
     Borrowings under Credit Agreement                                18,000
     Repay existing bank indebtedness                                 (5,687)
     Payment of bank fees related to Credit Agreement                   (246)
                                                                    --------
                                                                      (9,046)
                                                                    ========

(2) Represents cost of the Rudy's acquisition over the fair value of net assets acquired and the allocation of such:

Rudy's purchase cost:

Cash paid for acquisition                                        $    21,113
Present value of additional obligation under
  non-competition agreement to D. Rudolph                                684
Acquisition costs of $300 previously paid and
  included in excess of purchase price over net
  assets of business acquired                                            300
Fair market value of warrant issued to D. Rudolph                        563
                                                                 -----------
Total purchase costs                                             $    22,660
                                                                 ===========
Allocation of purchase costs:

Excess of fair  market value of property and
  equipment over original cost                                   $      200
Net assets acquired                                                  10,620
Excess of costs over the fair value of net
  assets acquired                                                    11,840
                                                                 ----------
Total allocation of purchase costs                               $   22,660
                                                                 ==========

(3) Record bank fees relating to Credit Agreement of $358, less $112 previously paid
(4) Record new bank debt and repayment of existing debt and balance due on non-competition agreement with D. Rudolph as follows:



                                                    long term       Current
                                                     portion        portion          Total
                                                    ---------       -------         -------
Bank borrowings under Credit Agreement               $ 17,000       $ 1,000         $18,000
Repayment of existing debt                             (4,854)         (833)         (5,687)
Discounted non-competition agreement                      533           151             684
                                                     --------       -------         -------
Net increase in debt                                 $ 12,679       $   318         $12,997
                                                     ========       =======         =======

(5) Eliminate equity of Rudy's
(6) Record fair market value of warrant issued to D. Rudolph

                                  EXHIBIT INDEX


Exhibit
  No.                               Exhibit                               Page
-------                             -------                               ----

 23.1       Consent of Deloitte & Touche LLP to the filing of the          10
            Consolidated Financial Statements of Rudy's Restaurant
            Group, Inc. and Subsidiaries incorporated herein by reference.

 23.2       Consent of Deloitte & Touche LLP to the incorporation          11
            by reference of the Consolidated Financial Statements of Rudy's Restaurant Group, Inc. and Subsidiaries to
            Benihana's Registration Statement on Form S-3,
            Registration No. 333-13977 effective October 17, 1996.

                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this amendment to Form 8-K of Benihana Inc. of our report dated December 20, 1996, appearing in the Annual Report on Form 10-KSB of Rudy's Restaurant Group, Inc. and Subsidiaries for the year ended September 29, 1996.




Deloitte & Touche, LLP
Miami, Florida
January 16, 1998

                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-13977 of Benihana Inc. on Form S-3 of our report dated December 20, 1996, appearing in the Annual Report on Form 10-KSB of Rudy's Restaurant Group, Inc. and Subsidiaries for the year ended September 29, 1996.



Deloitte & Touche, LLP
Miami, Florida
January 16, 1998